Exhibit (18)
Multiple Class of Shares Plan
for
VIP Funds
Dated October 16, 1997
 This Multiple Class of Shares Plan (the "Plan"), when effective in accordance with its provisions, shall be the written plan contemplated by Rule 18f-3 under the Investment Company Act of 1940 (the "1940 Act") for the portfolios (each, a "Fund") of the respective Fidelity trusts (each, a "Trust") as listed on Schedule I to this Plan.
1. Classes Offered. Each Fund may offer up to two classes of its shares: Service Class and Initial Class (each, a "Class").
2. Distribution and/or Shareholder Service Fees. Distribution and/or shareholder service fees shall be calculated and paid in accordance with the terms of the then-effective plan pursuant to Rule 12b-1 under the 1940 Act for the applicable class. Distribution and/or shareholder service fees currently authorized are as set forth in
Schedule I to this Plan.
3. Expense Allocations. Expenses shall be allocated under this Plan as follows:
A. Class Expenses. The following expenses shall be allocated exclusively to the applicable specific class of shares: (i) distribution and shareholder service fees and (ii) transfer agent fees.
B. Fund Expenses. Expenses not allocated to specific classes as specified above shall be charged to the Fund and allocated daily to each class on the basis of the net asset value of that class in relation to the net asset value of the Fund.
4. Voting Rights. Each class of shares governed by this Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.
5. Effective Date of Plan. This Plan shall become effective upon the approval by a vote of at least a majority of the Trustees of the Trust, and a majority of the Trustees of the Trust who are not "interested persons" of the Trust, which vote shall have found that this Plan as proposed to be adopted, including expense allocations, is in the best interests of each class individually and of the Fund as a whole; or upon such other date as the Trustees shall determine.
6. Amendment of Plan. Any material amendment to this Plan shall become effective upon the approval by a vote of at least a majority of the Trustees of the Trust, and a majority of the Trustees of the Trust who are not "interested persons" of the Trust, which vote shall have found that this Plan as proposed to be amended, including expense allocations, is in the best interests of each class individually and of the Fund as a whole; or upon such other date as the Trustees shall determine.
7. Severability. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.
8. Limitation of Liability. Consistent with the limitation of shareholder liability as set forth in each Trust's Declaration of Trust or other organizational document, any obligations assumed by any Fund or class thereof, and any agreements related to this Plan, shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and shall not constitute obligations of any other Fund or class of shares. All persons having any claim against a Fund, or any class thereof, arising in connection with this Plan, are expressly put on notice of such limitation of shareholder liability, and agree that any such claim shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and such person shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust, class or Fund; nor shall such person seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust.

SCHEDULE I, DATED OCTOBER 16, 1997, TO MULTIPLE CLASS OF SHARES PLAN FOR VIP FUNDS, DATED OCTOBER 16, 1997
VARIABLE INSURANCE PRODUCTS FUND
FUND/CLASS            SALES CHARGE   12B-1 FEE AS A
                                     PERCENTAGE OF
                                     AVERAGE NET
                                     ASSETS

High Income           none           none
Portfolio:            none           0.10
  (Initial Class)
  Service Class

Equity-Income         none           none
Portfolio:            none           0.10
  (Initial Class)
  Service Class

Growth Portfolio:     none           none
  (Initial Class)     none           0.10
  Service Class

Overseas Portfolio:   none           none
  (Initial Class)     none           0.10
  Service Class

VARIABLE INSURANCE PRODUCTS FUND II
FUND/CLASS              SALES CHARGE   12B-1 FEE AS A
                                       PERCENTAGE OF
                                       AVERAGE NET
                                       ASSETS

Asset Manager           none           none
Portfolio:              none           0.10
  (Initial Class)
  Service Class

Contrafund Portfolio:   none           none
  (Initial Class)       none           0.10
  Service Class

Asset Manager:          none           none
Growth Portfolio:       none           0.10
  (Initial Class)
  Service Class


VARIABLE INSURANCE PRODUCTS FUND III
FUND/CLASS              SALES CHARGE   12B-1 FEE AS A
                                       PERCENTAGE OF
                                       AVERAGE NET
                                       ASSETS

Balanced Portfolio:     none           none
  (Initial Class)       none           0.10
  Service Class

Growth & Income         none           none
Portfolio:              none           0.10
  (Initial Class)
  Service Class

Growth Opportunities    none           none
Portfolio:              none           0.10
  (Initial Class)
  Service Class